Exhibit 6

                            STOCK TRANSFER AGREEMENT

      This STOCK TRANSFER AGREEMENT (this "Agreement"), dated December 29, 2000, is by and among Chaucer Investments Co, LLC, a Delaware limited liability company (the "Investor"), and the parties listed under the heading "Sellers" on the signature page hereto (collectively with their successors and assigns, the "Sellers").

                                    RECITALS

      A. The Sellers own the equity securities listed on Schedule 1 hereto and 5,827,400 shares of common stock (the "HeadHunter Shares") of HeadHunter.NET, Inc. ("HeadHunter"). Such equity securities, including the HeadHunter Shares, are hereinafter collectively referred to as the "Securities" and the issuers of the Securities are hereinafter collectively referred to as the "Issuers."

      B. Subject to the terms and conditions set forth in this Agreement, the Investor desires to purchase from the Sellers, and the Sellers desire to sell to the Investor, the Securities.

      Now, therefore, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                              I. PURCHASE AND SALE

      1.1. Purchase and Sale. On the terms and subject to the conditions herein, and in reliance on the representations, warranties and covenants set forth herein, at each Closing the Investor will purchase from each Seller, and each Seller will sell to the Investor, such Seller's Securities in accordance with this Section 1.1 and Section 1.2. The sale will include all registration and other rights associated with any particular Securities, as well as any dividends or distributions on or in respect of such Securities paid or declared between the date hereof and the date of completion of the sale of such Securities. The Investor will assume all of the Sellers' rights and obligations in respect of the Securities from and after the completion of the sale of such Securities. The amount payable for the Securities at each Closing (in the aggregate, the "Purchase Price") will be the aggregate amount that has been separately agreed to by the Investor and Omnicom Group Inc. ("Omnicom") and will be allocated among and paid to each of the Sellers as determined by Omnicom on behalf of all Sellers; provided, however, that (a) for purposes of this Agreement the HeadHunter Shares will be valued by the parties at $7.125 per share (such amount being the published closing sales price for HeadHunter common stock on the NASDAQ for the date hereof) or, if lower, the closing sales price for HeadHunter common stock on the NASDAQ for the last trading day prior to the date of actual transfer hereunder at the Initial Closing or a Subsequent Closing, as the case may be, and (b) upon the transfer of at least 1.0 million HeadHunter Shares at an Initial Closing as contemplated by Section 1.2(a), the amount due hereunder at a Subsequent Closing in respect of the remaining HeadHunter Shares will not exceed $23,382,800 in the aggregate (or $4.84 per share).


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      1.2. Closing. (a) Subject to the satisfaction or waiver of the conditions set forth in Section 4, unless otherwise agreed to by the Investor and Omnicom (on behalf of each Seller), the initial closing (the "Initial Closing") of the sale and purchase of Securities hereunder (the "Initial Closing Securities") will take place at the offices of Communicade Investment Company of Nevada, Inc. ("Communicade") on such date, time and place as may be mutually agreed upon by the Investor and Communicade on behalf of all of the Sellers (the "Initial Closing Date"). At the Initial Closing, the Sellers will deliver certificates representing such number of Securities of each class held by such Seller and agreed to be transferred thereat, but in no event more than such number of Securities of a particular class as may (individually or in the aggregate) then be sold to Investor without any required filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1996, as amended (the "HSR Act"), or, unless otherwise agreed to by the Investor in its sole discretion, causing the Investor to be the beneficial owner of more than 10% of the capital stock of any class or series or any publicly traded company or otherwise to constitute an "affiliate" of the issuer of such Securities (any such event or condition, a "Closing Limitation"), in each case free and clear of any and all liens, claims, options, charges, pledges, security interests, voting agreements, trusts, encumbrances, rights or restrictions of any nature ("Claims"), against payment of the portion of the Purchase Price provided herein and the Investor and each relevant Seller will sign all agreements and instruments required to be signed by them and take all other required actions, including without limitation the Joinder/Administrative Actions (as defined in Section 2.3), so that the Investor succeeds to any Seller's rights relating to Initial Closing Securities being purchased and sold under this Section 1.2. Any Securities not so transferred to the Investor at the Initial Closing (or any Subsequent Closing) ("Withheld Securities") will remain beneficially owned solely by Omnicom; provided, however, that, subject to the Closing Limitations, the relevant Securities will be transferred as herein contemplated at one or more subsequent closings ("Subsequent Closings") on dates agreed to by the parties (including at least one Closing pertaining to 1,000,000 HeadHunter Shares to be held as promptly as practicable after HeadHunter has updated its registration statement covering the sale of HeadHunter Shares).

      (b) Notwithstanding any other provision hereof and after giving effect to
Section 1.2(a), if and to the extent that the transfer to the Investor of the total number of HeadHunter Shares contemplated by Section 1.2(a) would cause the Investor to be an "acquiring person" or otherwise constitute or result in a "flip-in date," a "separation time," a "stock acquisition date" or any other event under HeadHunter's Shareholder Protection Rights Agreement (the "HeadHunter Rights Agreement"), then the number of HeadHunter Shares to be transferred to the Investor will be reduced to that number of shares as equals 14.9% of the then outstanding shares of HeadHunter common stock (that number of shares, the "Maximum Number") and proper provision will be made to this Agreement by Omnicom and the Investor in such manner as may be equitably required to adjust any provision hereof affected thereby. Any HeadHunter Shares not so transferred to the Investor will remain beneficially owned solely by Omnicom. To the extent that the number of shares of HeadHunter common stock Beneficially Owned (as that term is defined in the HeadHunter Rights Agreement) by the Investor is less than the Maximum Number at any time after an applicable Closing (such amount, a "Shortfall

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Amount"), the applicable Seller will transfer to the Investor that number of
HeadHunter Shares equal to the Shortfall Amount.

                II. REPRESENTATIONS AND WARRANTIES OF THE SELLERS

      In order to induce the Investor to enter into this Agreement and consummate the transactions contemplated hereby, each Seller, severally and not jointly, makes the following representations and warranties to the Investor with respect to such Seller and such Seller's Securities.

      2.1. Organization and Corporate Power. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the state under which it is incorporated. The Seller has all requisite corporate power to enter into and perform this Agreement and to carry out the transactions contemplated hereby, including the sale of such Seller's Securities.

      2.2. Authorization. The execution, delivery and performance by the Seller of this Agreement and the sale and delivery of the Seller's Securities have been duly authorized by all necessary corporate and other action of the Seller. This Agreement is a valid and binding obligation of the Seller and enforceable in accordance with its terms.

      2.3. Non-Contravention. Except for any consents, opinions of counsel or joinder agreements required as a result of the transactions contemplated hereby pursuant to the agreements set forth on Schedule 2.3 (the "Joinder/Administrative Actions"), the execution, delivery and performance by the Seller of this Agreement and the sale and delivery of the Seller's Securities and the rights associated therewith do not and will not require any action under, violate or conflict with in any respect or result in a material breach of, any material contract, license, order or law applicable to such Seller.

      2.4. Ownership of Shares; Title. Except as set forth in Schedule 2.4, as of the date hereof and immediately prior to the Closing of the sale of the Securities to be sold at such Closing, all of such Securities are lawfully owned of record and beneficially by such Seller, free and clear of any Claim. Such Seller has the full legal right, power and authority to transfer all of its Securities in accordance with the terms of this Agreement. Upon the acquisition of the Seller's Securities by the Investor, the Investor will acquire good title thereto free and clear of any Claim.

      2.5. Litigation. Except as disclosed in Schedule 2.5, there is no action, suit, investigation, arbitration or administrative or other proceeding pending or, to the knowledge of such Seller threatened, against or affecting such Seller before any court or arbitrator or any governmental agency which, if determined or resolved adversely to such Seller could, individually or when considered together with all other such matters, adversely affect the right or ability of such Seller to consummate the transactions contemplated by this Agreement, and such Seller does not know of any valid basis for any such action, suit proceeding, investigation, arbitration other proceeding.

               III. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

      The Investor represents and warrants to each Seller that:


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      3.1. Investment Status. The Investor is an "accredited investor" as such term is defined in Rule 501 under the Securities Act of 1933, as amended (the "Securities Act"). The Investor is purchasing the Securities for its own account and not with a view to, or any present intention of, effecting a distribution of such securities or any part thereof except pursuant to a registration or an available exemption under applicable law. All of such Securities are being purchased for investment only and the Investor does not have any intention to effect any transaction of a type that would require any disclosure pursuant to Paragraph (b) of Item 4 of Schedule 13D (assuming that Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), applied to each class of Securities and that the Investor owned over 5% thereof). The Investor acknowledges that certain of the Securities have not been registered under the Securities Act or the securities laws of any state or other jurisdiction and cannot be disposed of unless they are subsequently registered under the Securities Act and any applicable state laws or exemption from such registration is available.

      3.2. Authority. The Investor has full right, authority and power under its charter and bylaws or similar constituent documents to enter into this Agreement and to carry out the transactions contemplated hereby, and the execution, delivery and performance by the Investor of this Agreement have been duly authorized by all necessary action under the Investor's charter and bylaws or similar constituent documents. This Agreement constitutes, or when executed and delivered will constitute, a valid and binding obligation of the Investor enforceable in accordance with its terms.

      3.3. Investment Banking; Brokerage Fees. The Investor has not incurred or become liable for any broker's or finder's fee, banking fees or similar compensation relating to or in connection with the transactions contemplated hereby.

      3.4. Due Diligence, Etc. The Investor acknowledges that the Sellers own the Securities to be purchased by the Investor hereunder for investment purposes only and that, prior to the date hereof, the Investor has had the opportunity to conduct such investigation as it deems appropriate with respect to each of the Issuers, including, if applicable, by examination of each Issuer's public filings under the Securities Act and the Exchange Act. The Investor's decisions to purchase the Securities are based on the Investor's own evaluation of the risks and merits of the purchase and not any information furnished by or on behalf of any Seller or other Person; provided, however, that nothing contained herein will limit any of the express representations or warranties of the Sellers set forth herein.

                             IV. CLOSING CONDITIONS

      4.1. Closing Conditions of the Investor. The Investor's obligation to purchase and pay for the Securities to be purchased by it hereunder will be subject to the fulfillment to the satisfaction of, or the waiver by, the Investor, on or before and at the Closing Date of the sale of such Securities of the following conditions (with respect to such Seller):

      (a) Representations and Warranties; Covenants. The representations and warranties of such Seller contained in this Agreement shall be true and correct in all

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material respects. Such Seller shall have performed in all material respects all the covenants required to be performed by it hereunder prior to the Closing
Date.

      (b) Delivery by the Sellers to the Investor. On the Closing Date, each Seller shall have delivered, or shall have caused to be delivered, to the Investor the certificates representing such Seller's Securities to be sold at such Closing.

      (c) All Proceedings Satisfactory. All corporate and other proceedings taken prior to or at the Closing in connection with the transactions contemplated by this Agreement, and all documents and evidences incident thereto, shall be reasonably satisfactory in form and substance to the Investor and the sale of the Securities to be sold at such Closing shall be made in compliance with applicable federal and state laws.

      (d) HSR Act. The waiting period (and any extension thereof) applicable to the purchase of the Securities to be sold at such Closing, if any, under the HSR Act, shall have been terminated or have expired or the parties shall have mutually determined that no such period shall apply to the transactions herein provided.

      (e) No Violation or Injunction. The consummation of the transactions contemplated by this Agreement shall not be in violation of any law or regulation, and shall not be subject to any injunction, stay or restraining order.

      (f) Consents. The consents, if any, of Issuers required to effectively transfer the Securities to be sold at such Closing as herein contemplated shall have been obtained.

      4.2. Closing Conditions of the Sellers. The Sellers' obligation to sell the Securities will be subject to the fulfillment to the satisfaction of, or the waiver by, the Investor, on or before and at the Closing Date of the sale of such Securities of the following conditions:

      (a) Representations and Warranties; Covenants. The representations and warranties of the Investor contained in this Agreement shall be true and correct in all material respects. The Investor shall have performed in all material respects all the covenants required to be performed by it hereunder prior to the Closing Date.

      (b) Delivery by the Investor to the Sellers. At the Closing, the Investor shall deliver, or shall have caused to be delivered, to the Sellers a wire transfer of immediately available funds in an amount equal to the applicable portion of the Purchase Price.

      (c) No Violation or Injunction. The consummation of the transactions contemplated by this Agreement shall not be in violation of any law or regulation, and shall not be subject to any injunction, stay or restraining order.

      (d) Consents. The consents, if any, of Issuers required to effectively transfer the Securities to be sold at such Closing as herein contemplated shall have been obtained.


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      4.3 Entire Transaction. The parties intend that the Securities be purchased at each Closing together in a single transaction. Accordingly, no party will be obligated to proceed with such Closing unless the conditions specified herein have been satisfied as to all of the Securities to be sold at such Closing, taken as a whole.

                                  V. COVENANTS

      5.1. Certain Actions. Prior to each Closing, neither the Sellers nor the Investor will take any action that would result in a breach of any of the representations and warranties set forth in Section 2 without the prior written consent of the Investor or the Sellers, as applicable.

      5.2. HSR Filing. If any of the Sellers and the Investor mutually determine that any filings are required in order for the Investor to be in compliance with the requirements of the HSR Act with respect to the purchase of such Seller's Securities in accordance herewith, the Investor shall, on a date that is mutually determined by the Investor and such Seller, file with the United States Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") the notification and report form required for the purchase of such Seller's Securities and any supplemental information requested in connection therewith pursuant to the HSR Act. In light of the recently announced changes to such filing requirements, no such filing will be made prior to February 1, 2001 unless all parties hereto agree that such filing should be made earlier. Any such notification and report form and supplemental information shall be in substantial compliance with the HSR Act. Each of the Investor and such Seller shall use commercially reasonable efforts to cause the Issuer of such Securities to cooperate therewith and to file with FTC and the DOJ the notification and report form required for such purchase and any supplemental information requested therewith pursuant to the HSR Act. The Investor shall use commercially reasonable efforts to obtain any clearance required under the HSR Act for such purchase.

      5.3. Further Assurances. The Sellers and the Investor, without further consideration, will execute and deliver further instruments of transfer and assignment and take such other action as may reasonably be required to more effectively transfer and assign to, and vest in, the Investor the Securities to be sold hereunder (including the Joinder/Administrative Actions) and all rights incident thereto (including but not limited to any registration rights of the Investor relating to such Securities), and to fully implement the provisions of this Agreement.

                                   VI. GENERAL

      6.1. Amendments, Waivers and Consents. For the purposes of this Agreement, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder will operate as a waiver of the rights hereof and thereof. No provision hereof may be waived otherwise than by a written instrument signed by the party or parties so waiving such covenant or other provision. No amendment to this Agreement may be made without the written consent of Omnicom or, as specifically provided herein, Communicade (in either case on behalf of the Sellers) and the Investor. Each Seller agrees that Omnicom has, by


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virtue of its ownership of all of the equity of each other Seller, the sole power to dispose of or direct the disposition of (or to vote or direct the vote of) all of the Securities. Accordingly, any action taken by Omnicom (or Communicade as directed by Omnicom) in respect of Securities as to which a Seller may be the owner of record will be binding upon such Seller.

      6.2. Governing Law. This Agreement will be deemed to be a contract made under, and will be construed in accordance with, the laws of the State of New York without giving effect to conflict of laws principles thereof.

      6.3. Section Headings and Gender. The descriptive headings in this Agreement have been inserted for convenience only and will not be deemed to limit or otherwise affect the construction of any provision thereof or hereof.

      6.4. Notices and Demands. Any notice or demand which is required or provided to be given under this Agreement will be deemed to have been sufficiently given and received for all purposes when delivered by hand, telecopy, telex or other method of facsimile, provided that such notice is received prior to 5:00 p.m. in the place of receipt and such day is a business day (otherwise such notice will be deemed received on the next succeeding business day in the place of receipt) or five business days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or two business days after being sent by overnight delivery by a reputable overnight courier service providing receipt of delivery, to the principal executive offices of the Investor or Communicade (on behalf of all the Sellers).

      6.5. Remedies; Severability. It is specifically understood and agreed that any breach of the provisions of this Agreement by any person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law). Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is deemed prohibited or invalid under such applicable law, such provision will be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity will not invalidate the remainder of such provision or the other provisions of this Agreement.

      6.6. Integration. This Agreement, including the schedules referred to herein, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Without limiting the foregoing, this Agreement, as amended and restated on March 13, 2001, is the final version of the Agreement and supercedes any prior version in its entirety.

      6.7. Assignability; Binding Agreement. Omnicom may require any Seller to assign any or all of its rights hereunder and delegate any or all of its duties hereunder to any transferee of such Seller's Securities prior to the Closing Date of the sale of such Securities; provided, however, that such transferee agrees in writing to be bound by the

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

terms of this Agreement as if it were a "Seller" hereunder. This Agreement may not otherwise be assigned by any party hereto without the prior written consent of each other party hereto. This Agreement will be binding upon and enforceable by, and will inure to the benefit of, the parties hereto and their respective successors, heirs, executors, administrators and permitted assigns, and no others. Nothing in this Agreement is intended to give any Person not named herein the benefit of any legal or equitable right, remedy or claim under this Agreement, except as expressly provided herein.

      6.8. Termination. This Agreement may be terminated at any time by the mutual consent of the Sellers and the Investor and in all events will terminate without further action unless the Initial Closing has occurred on or prior to May 31, 2001. The Investor and the Sellers will have the right to terminate this Agreement as to any Securities not transferred at the Initial Closing or any Subsequent Closing if such transfer has not occurred by June 30, 2001. In the event of a termination of this Agreement pursuant to this Section 6.8, all obligations of the parties hereto will terminate.

      6.9. Counterparts. This Agreement may be executed simultaneously in two or more counterparts (including facsimile copies), any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

      6.10. Jurisdiction; Consent to Service of Process. (a) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the New York state court located in the Borough of Manhattan, City of New York or the United States District for the Southern District of New York (as applicable, a "New York Court"), and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment resulting from any such suit, action or proceeding, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in the New York Court.

      (b) It will be a condition precedent to each party's right to bring any such suit, action or proceeding that such suit, action or proceeding, in the first instance, be brought in the New York Court (unless such suit, action or proceeding is brought solely to obtain discovery or to enforce a judgment), and if each such court refuses to accept jurisdiction with respect thereto, such suit, action or proceeding may be brought in any other court with jurisdiction; provided that the foregoing will not apply to any suit, action or proceeding by a party seeking indemnification or contribution pursuant to this Agreement or otherwise in respect of a suit, action or proceeding against such party by a thirty party if such suit, action or proceeding by such party seeking indemnification or contribution is brought in the same court as the suit, action or proceeding against such party.

      (c) No party may move to (i) transfer any such suit, action or proceeding from the New York Court to another jurisdiction, (ii) consolidate any such suit, action or proceeding brought in the New York Court with a suit, action or proceeding in another


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jurisdiction, or (iii) dismiss any such suit, action or proceeding brought in the New York Court for the purpose of bringing the same in another jurisdiction.

      (d) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in the New York Court,
(ii) the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court, and (iii) the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party. Each party irrevocably consents to service of process in any manner permitted by law.

      6.11. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      6.12. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

      6.13. Definitions. For purposes of this Agreement, the term:

      (a) "affiliate" of a Person means (i) with respect to an individual, any member of such person's family, (ii) with respect to an entity, any officer, director, shareholder, partner or investor in such entity or of or in any affiliate of such entity, and (iii) with respect to an individual or entity, any Person or entity which directly or indirectly controls, is controlled by, or is under common control with such Person or entity;

      (b) "Closing" means (i) with respect to the Initial Closing Securities, the Initial Closing, and (ii) with respect to the Subsequent Closing Securities, a Subsequent Closing;

      (c) "Closing Date" means (i) with respect to the Initial Closing Securities, the Initial Closing Date, and (ii) with respect to the Subsequent Closing Securities, a Subsequent Closing Date;

      (d) "date hereof" means December 29, 2000; and

      (e) "Person" or "person" means an individual, corporation, partnership, limited liability company, association, trust or any unincorporated organization.


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


      IN WITNESS WHEREOF, the parties hereto have caused this Stock Transfer Agreement to be duly executed and delivered by their proper and duly authorized representatives effective as of the date first above written.


                                       INVESTOR:

                                       CHAUCER INVESTMENTS CO, LLC


                                       By:      /s/ THOMAS CAMPBELL
                                           ---------------------------------
                                                President


                                       SELLERS:

                                       COMMUNICADE INVESTMENT COMPANY
                                       OF NEVADA, INC.


                                       By:      /s/ GERARD A. NEUMANN
                                           ---------------------------------
                                                Treasurer

                                       BERNARD HODES GROUP INC.


                                       By:      /s/ RANDALL J. WEISENBURGER
                                           ---------------------------------
                                                Executive Vice President

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